CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholder and Board of Directors of Forward Funds, Inc.:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP


San Francisco, California
February 19, 1998